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                                                                    EXHIBIT 4.06


                               NASHUA CORPORATION
                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03061
                              --------------------

                              AMENDED AND RESTATED
                                 NOTE AGREEMENT
                              --------------------

              $15,000,000 11.85% SENIOR NOTES DUE DECEMBER 31, 1997


                                                       Dated as of April 5, 1996


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
FOUR GATEWAY CENTER
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102


Ladies and Gentlemen:

         Pursuant to a Note Agreement, dated as of September 13, 1991, as amended by (i) Amendment No. 1, dated as of December 31, 1991, (ii) Amendment No. 2, dated as of January 27, 1994, (iii) Amendment No. 3, dated as of May 12, 1994 and (iv) Amendment No. 4, dated as of December 31, 1994 (as so amended, the "ORIGINAL NOTE AGREEMENT"), between you, as Purchaser, and the undersigned, NASHUA CORPORATION, a Delaware corporation (together with its successors and assigns, the "COMPANY"), you purchased at a closing on September 17, 1991 (the "ORIGINAL CLOSING DATE") 100% of the $20,000,000 9.17% Senior Notes due March 20, 2001 issued under the Original Note Agreement, as amended by an allonge dated December 31, 1994 (the "ORIGINAL SENIOR NOTES"). As of the date hereof, you are the holder of 100% of such Original Senior Notes, the outstanding principal balance of which is $15,000,000. Subject to the terms and conditions hereof, the Company and you desire to amend and restate the Original Note Agreement and the Original Senior Notes to reflect the understandings set forth herein.

         The Company hereby agrees with you as follows:



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         1.  THE AMENDED NOTES.

         The Company will authorize the issue of its amended senior promissory notes (the "SENIOR NOTES") in substitution for the Original Senior Notes in the aggregate principal amount of Fifteen Million Dollars ($15,000,000), to be dated the date of issue thereof, to mature on December 31, 1997, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of eleven and eighty-five one-hundredths percent (11.85%) per annum and on overdue principal, premium and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached to this Agreement. The term "NOTES" as used in this Agreement shall include (i) each Senior Note delivered pursuant to any provision of this Agreement and each Senior Note delivered in substitution or exchange for any such Note pursuant to any such provision and (ii) each YMA Note delivered pursuant to any provision of this Agreement and each YMA Note delivered in substitution or exchange for any such Note pursuant to any such provision.

         2.  DELIVERY OF AMENDED SENIOR NOTES.

         Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to deliver to you the Senior Notes against delivery by you to the Company of the Original Senior Notes. The Senior Notes shall be in the aggregate principal amount of Senior Notes set forth below your name in the Purchaser Schedule (the "PURCHASER SCHEDULE") attached to this Agreement as Annex 1, at one hundred percent (100%) of such aggregate principal amount. On the date of closing, which shall be April 5, 1996, or such later date as the Company, the Banks and you may agree to in writing (the "CLOSING DATE"), the Company will deliver to you, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, one or more Senior Notes registered in your name, evidencing the aggregate principal amount of Senior Notes in the denomination or denominations specified with respect to you in the Purchaser Schedule, against delivery and cancellation of the Original Senior Notes.

         3.  CONDITIONS OF CLOSING.

         Your obligation to deliver the Original Senior Notes to the Company under this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         3A. OPINION OF PURCHASER'S SPECIAL COUNSEL. You shall have received from King & Spalding, which is acting as special counsel for you in connection with


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this transaction, a favorable opinion satisfactory to you and substantially in the form of Exhibit B-1 to this Agreement.

         3B. OPINIONS OF COMPANY'S COUNSEL. You shall have received from Bingham, Dana & Gould, special counsel for the Company, and Paul Buffum, Secretary and Counsel of the Company, favorable opinions satisfactory to you and substantially in the form of Exhibits B-2 and B-3, respectively, to this Agreement.

         3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 of this Agreement and in the Security and Financing Documents shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions provided for in this Agreement; there shall exist on the Closing Date no Event of Default or Default; there shall have occurred no material adverse change in the business, conditions or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1995; and you shall have received a certificate dated the Closing Date, in form and substance satisfactory to you, and signed by the President or Chief Financial Officer of the Company, certifying to all such effects and that the conditions specified in this paragraph 3 have been fulfilled.

         3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The delivery of the Senior Notes in exchange for the Original Senior Notes on the Closing Date on the terms and conditions provided in this Agreement shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax (excluding net income taxes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

         3E. PRIVATE PLACEMENT NUMBER. The Company shall have obtained a new private placement number for the Senior Notes, if necessary, from the CUSIP Service Bureau of Standard & Poor's Corporation.

         3F. CLOSING EXPENSES. The Company shall have paid at the closing the statement for the fees and disbursements of the special counsel to you presented on the Closing Date.

         3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident to this Agreement shall be satisfactory in substance and form to you, and you


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shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         3H. ADDITIONAL CONDITIONS OF CLOSING. The Company shall have satisfied the additional conditions set forth below on or before the Closing
Date:

              (i) You have shall received executed or certified copies of the Credit Agreement, the Collateral Agency and Intercreditor Agreement and the other Security and Financing Documents, in each case in form and substance reasonably satisfactory to you.

              (ii) All conditions precedent set forth in this Agreement and the Security and Financing Documents shall have been satisfied or (if acceptable to you) waived in accordance with the terms of each such agreement.

              (iii) You shall have received the results of a recent search by a Person satisfactory to you, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Company, and the results of such search shall be satisfactory to you.

              (iv) There shall have occurred no material adverse change in the business, conditions or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since December 31, 1995.

              (v) You shall have received officers' certificates from the Company and each of its domestic Subsidiaries in form and substance satisfactory to you attaching thereto a copy of the resolutions of the Board of Directors of the Company and each of such Subsidiaries authorizing the transactions contemplated by this Agreement and the Security and Financing Documents together with certified copies of the charters, by-laws and certificates of good standing dated as of a recent date with respect to the Company and each of its domestic Subsidiaries.

              (vi) You shall have received any necessary consents from the Banks that you require as a condition to consummation of the transactions contemplated by this Agreement.

              (vii) You shall have received at the closing an amendment fee in an amount equal to 0.375% of the then outstanding principal balance of the Senior Notes, paid to you in immediately available funds.



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              (viii) You shall have received accrued and unpaid interest on the
         Original Senior Notes to the date of issuance of the Senior Notes.

              (ix) You shall have received the Senior Notes executed by a duly authorized officer of the Company and a cross-receipt evidencing delivery thereof.

              (x) You shall have received a copy of the fiscal 1996 operating budget and cash flow budget of the Company and its Subsidiaries, accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect.

              (xi) You shall have received from Richards Layton & Finger, special Delaware counsel to the Company, a favorable opinion satisfactory to you concerning the Company's grants of security interests under the Security and Financing Documents.

         4. PREPAYMENTS. The entire outstanding principal amount of the Senior Notes is due on December 31, 1997. The Senior Notes shall be subject to required prepayment as set forth in paragraphs 4A, 4D and 4E of this Agreement and shall be subject to prepayment, at the option of the Company, as set forth in paragraph 4B of this Agreement.

         4A. REQUIRED PREPAYMENT. Until the Senior Notes shall be paid in full, the Company shall be obligated to prepay an amount equal to one half of the outstanding principal amount of the Senior Notes on October 1, 1996 in four equal principal payments (the "MINIMUM PREPAYMENT AMOUNTS") on the following dates: January 2, 1997, March 31, 1997, June 30, 1997 and September 30, 1997. Each Minimum Prepayment Amount shall be applied to the payment of principal of the Senior Notes, plus interest thereon to the prepayment date and the Yield-Maintenance Amount (subject to deferral and subordination as provided in paragraph 4J hereof), if any, with respect to such Senior Notes. Subject to paragraph 4J hereof, the Minimum Prepayment Amounts shall become due and payable on such prepayment dates. The remaining unpaid principal amount of the Senior Notes, together with interest accrued thereon and the Yield Maintenance Amount, if any, with respect to the Senior Notes, shall become due on the maturity date of the Senior Notes.

         4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. Subject to paragraph 4J hereof, the Notes shall be subject to prepayment, in whole at any time


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or from time to time in part (in integral multiples of Five Hundred Thousand
Dollars ($500,000), at the option of the Company, at one hundred percent (100%) of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Senior Note.

         4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment to be made pursuant to paragraph 4B of this Agreement not less than two (2) Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B of this Agreement. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with, in the case of any Senior Note, the Yield-Maintenance Amount, if any, shall become due and payable on such prepayment date. So long as you shall hold any Note, the Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B of this Agreement, advise the investment professional designated by you on Annex 1 hereto by telephone of the principal amount of the Notes to be prepaid and the prepayment date.

         4D. MANDATORY PREPAYMENTS. In the event that the Company receives any of the proceeds listed in clauses (i) through (iv) of this Section 4D (the "SHARED PROCEEDS"), such Shared Proceeds shall be paid and applied in accordance with the last paragraph of this paragraph 4D. Subject to paragraph 4J hereof, the Allocable Note Holder Portion of the following amounts shall be applied by you to prepay principal of the Notes plus interest thereon to the prepayment date and the Yield-Maintenance Amount (subject to deferral and subordination as provided in paragraph 4J hereof), if any, on the Senior Notes:

              (i) 100% of the Net Cash Proceeds from the issuance, sale or incurrence by the Company of debt securities or instruments of the Company or any of its Subsidiaries other than debt securities or instruments issued or indebtedness permitted by paragraph 6B (i) through (v) of this Agreement;

              (ii) 100% (or 75% after $50,000,000 of mandatory prepayments of principal (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding letters of credit) under the Credit Agreement and the Notes less the Holdback Amount have been paid by the Company to the Banks and Note Holders) of the Net Cash Proceeds from (a) the issuance or sale of the common equity securities of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries (other than the equity securities of


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                                                                               7

         Cerion Technologies, Inc. as set forth in the proviso set forth in this clause (ii) and other than the issuance of equity to senior employees after the Closing Date in an aggregate amount not in excess of $1,000,000 in connection with management incentive programs) or (b) payments of principal received by the Company or any of its Subsidiaries on the Cerion Note; provided, however, that in the case of any issuance or sale of equity securities of Cerion Technologies, Inc. on terms and conditions satisfactory to the Required Holders, "Net Cash Proceeds" for the purposes of this clause (ii) shall mean the Net Cash Proceeds from the sale of such equity securities by Nashua Precision Technologies, Inc. (and not the net proceeds from the issuance of equity securities by Cerion Technologies, Inc.);

              (iii) 100% (or 75% after $50,000,000 of mandatory prepayments of principal (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding letters of credit) under the Credit Agreement and the Notes less the Holdback Amount have been paid by the Company to the Banks and the Note Holders) of the Net Cash Proceeds received by the Company or any of its Subsidiaries from the sale or other disposition of assets (other than sales of assets permitted by paragraph 6F of this Agreement) which is in excess of $500,000 on an individual asset basis or $1,000,000 on a cumulative asset basis;

              (iv) within 45 days of the end of fiscal year 1996, 100% (or 75% after $50,000,000 of mandatory prepayments of principal (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding letters of credit) under the Credit Agreement and the Notes less the Holdback Amount have been paid by the Company to the Banks and the Note Holders) of the Excess Cash Flow for such fiscal year.

         Any and all monies received by the Company in respect of the Shared Proceeds described in clauses (i) through (iv) above shall be paid to the Collateral Agent for distribution in accordance with the priorities set forth in, and subject to the terms and conditions of, the Collateral Agency and Intercreditor Agreement. All amounts to be paid to the Note Holders pursuant to the foregoing sentence constitute the "ALLOCABLE NOTE HOLDER PORTION" of Shared Proceeds.

         4E. SPECIAL MANDATORY PREPAYMENTS. In the event any amendment or modification shall be made to the Credit Agreement after the date hereof the effect of which shall be to accelerate the scheduled amortization of principal installments with respect to Loans under the Credit Agreement, prepayments on the Senior Notes shall be similarly accelerated and proportionally increased such that at all times the


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                                                                               8

outstanding principal of the Senior Notes maintains the same proportional relationship to the sum of Aggregate Outstanding Extensions of Credit and the outstanding principal of the Senior Notes as exists on the date of this Agreement. Any such prepayment shall be with accrued interest to the prepayment date and with payment, subject to paragraph 4J hereof, of the Yield-Maintenance Amount, if any, which becomes payable as a result of such prepayment with respect to such Senior Notes.

         4F. NOTICE OF MANDATORY PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment to be made pursuant to paragraphs 4D and 4E of this Agreement not less than two (2) Business Days prior to the prepayment date, specifying such prepayment date, the principal amount of the Notes, and the principal amount of Notes held by such holder to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4D or 4E of this Agreement, as the case may be. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together, in the case of the Senior Notes, with the Yield-Maintenance Amount, if any, which becomes payable as a result of such prepayment shall become due and payable on such prepayment date. So long as you shall hold any Note, the Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraphs 4D or 4E of this Agreement, advise the investment professional designated by you on Annex 1 hereto by telephone of the principal amount of the Notes to be prepaid and the prepayment date.

         4G.  APPLICATION OF PREPAYMENTS; PARTIAL PAYMENTS PRO RATA.

              (i) APPLICATION OF MANDATORY PREPAYMENTS. Any prepayment of Notes pursuant to paragraphs 4B, 4D or 4E of this Agreement shall be applied to the Notes in the inverse order of maturity thereof.

              (ii) PREPAYMENTS ALLOCATED PRO RATA. Upon any partial prepayment of Notes pursuant to paragraphs 4A, 4B, 4D or 4E, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective aggregate principal amounts of the Notes then outstanding.

         4H. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of the Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B, 4D or 4E of this Agreement or upon acceleration of such final maturity pursuant to paragraph 7A of this Agreement), or purchase, or otherwise acquire, directly or indirectly, Notes held by any Person, unless:


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              (i) the Company or such Subsidiary or Affiliate shall have offered to acquire (regardless of whether such offer shall be accepted) the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms, conditions and consideration; and

              (ii) such acquisition is not directly or indirectly conditioned upon the holder of any Note or Notes giving consent to any amendment, supplement or waiver to any provision of this Agreement or the Notes, and no such consent is otherwise given, directly or indirectly, in connection with any such acquisition.

Any Notes prepaid, retired, purchased or otherwise acquired by the Company or any of the Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement (including, without limitation, any determination of the "REQUIRED HOLDERS").

         4I. LIMITATIONS ON PAYMENTS AND PREPAYMENTS. Except as specifically set forth in this Agreement and the Notes, the Notes shall not be subject to prepayment.

         4J. DEFERRAL OF YIELD-MAINTENANCE AMOUNT. In the event the Company shall have an obligation to the Note Holders in respect of the Yield-Maintenance Amount, the Note Holders hereby agree that the payment of such obligation shall be deferred and subordinated as provided herein and in the Collateral Agency and Intercreditor Agreement. Any Yield-Maintenance Amount accruing prior to the earliest to occur of: (i) a Bankruptcy Event, (ii) an Acceleration Event, or
(iii) December 31, 1997 shall be deferred and be subordinate and junior in right of payment to the other Secured Obligations. Upon any such permitted deferral, the Company shall issue its promissory notes to the Note Holders, and each such promissory note (each, a "YMA NOTE") shall: (i) be substantially in the form attached hereto as Exhibit A-2, (ii) bear interest from the date of issue thereof at a rate equal to 11.85% per annum, with such interest deferred and payable on the maturity date thereof, (iii) have a principal amount equal to the Yield-Maintenance Amount being deferred, (iv) have no required prepayments of principal prior to its stated maturity date and (v) be stated to mature on the earliest to occur of (a) the stated maturity date of the Senior Notes and (b) the date on which all Secured Obligations have been paid in full, upon which date the then outstanding principal amount of such YMA Note shall be due and payable together with accrued and unpaid interest thereon; provided, however, that such YMA Notes shall be subordinated in payment to the obligations owing to the Banks under the Credit Agreement and to the Note Holders under the


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Senior Notes to the extent set forth in the Collateral Agency and Intercreditor
Agreement.

         4K.  FACILITY FEES.

              (i) If the Company has not paid to the Banks and the Note Holders mandatory prepayments of principal of Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding letters of credit) and principal of the Notes in an aggregate amount at least equal to $20,000,000 less the Holdback Amount on or prior to June 30, 1996, then the Company shall pay to the Note Holders, ratably, on July 1, 1996, a facility fee in an aggregate amount equal to 1% of the average outstanding principal amount of the Senior Notes during the period commencing on the Closing Date and ending on June 30, 1996.

              (ii) If the Company has not paid to the Banks and the Note Holders mandatory prepayments of principal of Loans (including amounts paid to the Collateral Agent as cash collateral in respect of outstanding letters of credit) and principal of the Notes in an aggregate amount at least equal to $50,000,000 less the Holdback Amount on or prior to September 30, 1996, then the Company shall pay to the Note Holders, ratably, on October 1, 1996 a further facility fee in an aggregate amount equal to 1% of the average outstanding principal amount of the Senior Notes during the period commencing on the Closing Date and ending on September 30, 1996.

         5.   AFFIRMATIVE COVENANTS.

         Until all obligations under this Agreement, the Senior Notes, any YMA Note and all Secured Obligations have been paid in full:

         5A. FINANCIAL STATEMENTS AND OTHER MATTERS. The Company will deliver to each Significant Holder in quadruplicate:

              (i) as soon as available and in any event within twelve (12) Business Days after the end of each calendar month (other than the last quarterly period) in each fiscal year,

                    (a) consolidated statements of income of the Company and its consolidated Subsidiaries and consolidating statements of income by Major Line of Business of the Company and its consolidated Subsidiaries for such calendar month and for the period from the


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               beginning of the current fiscal year to the end of such calendar month and consolidated balance sheets of the Company and its consolidated Subsidiaries and consolidating balance sheets by Major Line of Business of the Company and its consolidated Subsidiaries as at the end of such calendar month and

                    (b) statements of income and schedules of capital
               expenditures by operating unit of the Company and its consolidated Subsidiaries for such calendar month and for the period from the beginning of the current fiscal year to the end of such calendar;

              (ii) as soon as available and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year,

                    (a) consolidated statements of income and cash flows of the
               Company and its consolidated Subsidiaries and consolidating statements of income by Major Line of Business of the Company and its consolidated Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and consolidating balance sheets by Major Line of Business of the Company and its consolidated Subsidiaries as at the end of such quarterly period and

                    (b) statements of income and schedules of capital
               expenditures by Major Line of Business of the Company and its consolidated Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period;

         setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company, subject to changes resulting from year-end adjustments;

              (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year,

                    (a) consolidated statements of income and cash flows and
               consolidating statements of income of the Company and its consolidated Subsidiaries and consolidating statements of income by Major Line of Business of the Company and its consolidated Subsidiaries for such year and consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and consolidating balance sheets by Major Line of Business of the Company and its consolidated Subsidiaries as at the end of such year and

                    (b) consolidating statements of income and schedules of
               capital expenditures, depreciation and amortization by Major Line of Business of the Company and its consolidated Subsidiaries for such year,

         setting forth in the case of such consolidated and consolidating statements, in comparative form, corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holders and, as to the consolidated statements, certified to the Company by independent public accountants of recognized standing selected by the Company without qualification or with qualifications other than qualifications relating to going concern, scope of audit or limitations imposed by the Company (collectively, "MATERIAL QUALIFICATIONS"; it being understood that any certification of independent public accountants containing a Material Qualification must be in scope and substance reasonably satisfactory to the Required Holders), and setting forth in the case of such consolidating statements, in comparative form, corresponding consolidating figures from the preceding year, all in reasonable detail and satisfactory in scope to the Required Holders and, as to the consolidating statements, certified by a Responsible Officer of the Company;

              (iv) not later than the first day of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

              (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public stockholders and copies of all registration statements (without exhibits) and all reports that it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

              (vi) promptly upon receipt thereof, a description of each other report submitted to the board of directors of the Company or to the audit or any other committee thereof by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

              (vii) promptly upon release thereof, a copy of each material press release issued by or on behalf of the Company or any Subsidiary;

              (viii) promptly upon the request of any holder of Notes, any information required to be delivered (to the extent not already delivered to such holder pursuant to the other requirements of this paragraph 5A) to any transferee of Notes by Rule 144A (17 C.F.R. [Section]230.144A) under the Securities Act (or any successor provision) as a condition to the transfer of any Note pursuant to such Rule;

              (ix)  immediately upon becoming aware of the occurrence of any

                    (a) material "REPORTABLE EVENT" (as such term is defined in
               Section 4043 of ERISA), or

                    (b) "PROHIBITED TRANSACTIONS" (as such term is defined in
               Section 406 or Section 4975 of the IRC);

         in connection with any Pension Plan or any trust created thereunder, a certificate of a Responsible Officer specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (x)  prompt written notice and a description of

                    (a) any failure to make a contribution to a Pension Plan if such failure has given rise to a Lien pursuant to Section 302(f)(1) of ERISA, or

                    (b) any request pursuant to Section 303 of ERISA or Section
               412 of the IRC for, or notice of the granting pursuant to said

               Section 303 or Section 412 of, a waiver in respect of all or part of the minimum funding standing set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any waived funding deficiency (as such term is defined in said Section 303 or said
               Section 412) and the terms of such waiver;

               (xi) prompt written notice of and, where applicable, a description of

                    (a) any notice from the PBGC in respect of the commencement of any proceedings pursuant to Section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                    (b) any distress termination notice delivered to the PBGC
               under Section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                    (c) the placement of any Multiemployer Plan in
               reorganization status under Title IV of ERISA,

                    (d) any Multiemployer Plan becoming "INSOLVENT" (as such
               term is defined in Section 4245 of ERISA under Title IV of ERISA),

                    (e) the whole or partial withdrawal of the Company or any
               ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                    (f) the withdrawal of the Company or any ERISA Affiliate
               from any Pension Plan with respect to which it is a "SUBSTANTIAL EMPLOYER" under, and as defined in, ERISA and the withdrawal liability under ERISA incurred in connection therewith;

              (xii) forthwith upon a Responsible Officer obtaining knowledge of an Event of Default or Default, a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto; and

              (xiii) with reasonable promptness, such other financial data and other information as such Significant Holder may reasonably request

         (including, without limitation, the reports described in the descriptions delivered to the holders of the Notes pursuant to clause
         (vi) of this paragraph 5A, any other reports of accountants for the Company or any Subsidiary delivered to the board of directors of the Company or any committee thereof and any information or reports concerning the collateral securing the Notes).

Together with each delivery of financial statements required by clauses (i),
(ii) and (iii) above, the Company will deliver to each Significant Holder a certificate of a Responsible Officer demonstrating (with computations in reasonable detail) compliance by the Company and the Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D(x), 6E, 6F and 6H(viii) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect to this Agreement. The Company shall also deliver concurrently with the delivery of the financial statements referred to in clause (iii) of paragraph 5A, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of an Event of Default or Default under paragraphs 6A, 6O, 6Q and 6U hereof.

         5B. INSPECTION OF PROPERTY. The Company will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense (unless an Event of Default shall be continuing, in which event, at the Company's expense), to visit and inspect any of the Properties of the Company and the Subsidiaries, to examine the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5C. COVENANT TO SECURE SENIOR NOTES EQUALLY. If the Company or any Subsidiary creates or assumes any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6D of this Agreement (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C of this Agreement), the Company will make or cause to be made pursuant to such agreements and instruments as shall be approved by the Required Holders effective provision whereby the Senior Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured (other than (i) Yield-Maintenance Amounts, which shall accrue, but shall be subject to deferral and subordination as provided in paragraph 4J hereof and (ii) Debt under the Credit Agreement representing Loans in excess of $56,018,000, which shall be secured as provided in the Security and Financing Documents).

         5D. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, pay before they become delinquent

              (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property and

              (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its property.

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto and provided further that the contesting Person's title to, and its right to use, its Property is not materially adversely affected thereby.

         5E. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Company will, and will cause each Subsidiary to,

              (i) PROPERTY -- maintain its Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

              (ii) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, public liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

              (iii) FINANCIAL RECORDS -- maintain sound accounting policies and an adequate and effective system of accounts and internal accounting control that will safeguard assets, properly record income, expenses and liabilities, and assure the production of proper financial statements in accordance with GAAP;

              (iv) CORPORATE EXISTENCE AND RIGHTS -- except for the liquidation of any Subsidiary, do or cause to be done all things necessary

                    (a) to preserve and keep in full force and effect its
               existence, rights and franchises and

                    (b) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by paragraphs 6E, 6F and 6G of this Agreement;

              (v) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, all Environmental Protection Laws) and obtain all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, except for violations or failures to obtain that could not result in any material adverse change in the business, condition or operations of the Company and the Subsidiaries taken as a whole.

         5F. ERISA COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times

              (i) with respect to each Pension Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto and, with respect to each Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and

              (ii) comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as would not have a material adverse effect on the business, prospects, profits, Properties or financial condition of the Company and the Subsidiaries taken as a whole.

         5G.  ENVIRONMENTAL LAWS.

              (i) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Protection Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Protection Laws except to the extent that failure to do so could not be reasonably expected to have a material adverse effect on the business, conditions, or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

              (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Protection Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a material adverse effect on the business, conditions, or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

         5H.  MODIFICATIONS TO SECURITY AND FINANCING DOCUMENTS.

              (i) The Company agrees promptly to provide to you an executed copy of any amendment, supplement or modification to the Credit Agreement or the other Security and Financing Documents and to notify you in writing prior to executing any such amendment, supplement or modification; provided, that with respect to any material economic term (including, without limitation, interest rates, fees, amortizations, prepayments and reductions or increases in the lending commitments of the Banks not provided for in the Credit Agreement on the date hereof) of the Credit Agreement or the other Security and Financing Documents, no amendment, supplement or modification thereof shall become effective without the express written consent of the Required Holders. This paragraph 5H shall not prohibit changes in the borrowing base definition (including changes in definitions of component parts of the borrowing base and changes in advance rates) or the operation or applicability of the borrowing base limitations contained in the Credit Agreement.

              (ii) If the Credit Agreement is hereafter amended such that any material terms thereof (including without limitation, pricing, affirmative covenants, negative covenants, amortizations, events of default and mandatory prepayments) are more favorable to the Banks than the terms hereof (giving due account to the terms existing on the date hereof) are to you (as determined by you in your sole discretion), the Company shall, simultaneously with such amendment to the Credit Agreement, enter into an amendment of this Agreement in order to incorporate herein such favorable terms, if you so request.

         5I. NO INTEGRATION. The Company covenants that it has taken and will take all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the issuance of the Notes to you to the registration requirements of the Securities Act.

         5J. FURTHER ASSURANCES. Upon your request, the Company agrees to promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other legal requirement which are necessary or advisable to maintain in favor of you, Liens on the Collateral that are duly perfected in accordance with all applicable legal requirements.

         5K.  NOTICES.  The Company agrees to promptly give notice to you of:

              (i) any (a) default or event of default under any material contractual obligation of the Company or any of its Subsidiaries or (b) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

              (ii) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

              (iii) any development or event which could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         5L. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE. The Company will punctually pay, or cause to be paid, the principal and interest (and subject to paragraph 4J hereof, premium, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in paragraph 11I of this Agreement where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes in writing of any change of location of such office, which will in any event be located in the United States of America.

         5M. ADDITIONAL COLLATERAL. (i) With respect to any assets acquired after the Closing Date by the Company or any of its domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security and Financing Documents but which are not so subject (other than any assets described in paragraph (ii), (iii) or (iv) of this subsection), the Company agrees to promptly (and in any event within 30 days after the acquisition thereof): (a) execute and deliver to the Collateral Agent such amendments to the relevant Security and Financing Documents or such other documents as the Collateral Agent or the Required Holders shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Banks and the Note Holders, a Lien on such assets, (b) take all actions requested by the Collateral Agent or the Required Holders to cause such Lien to be duly perfected in accordance with all applicable legal requirements, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent or the Required Holders, and (c) if requested by the Collateral Agent or the Required Holders, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (a) and (b) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent or the Required Holders.

         (ii) At the Company's next annual shareholders' meeting, which shall occur on or before August 1, 1996, the Company will use its best efforts to obtain all necessary consents from its shareholders to amend its organizational documents such that the Company is permitted to pledge or grant a security interest to the Collateral Agent for the benefit of the Banks and the Note Holders in all of its assets not subject to the Lien of the Security and Financing Documents. Within ten (10) Business Days of obtaining such consents, the Company will enter into such documents and execute such instruments in form and substance reasonably satisfactory to the Collateral Agent and the Required Holders for the purposes of pledging or granting a security interest in such assets to the Collateral Agent.

         (iii) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a foreign Subsidiary), the Company shall promptly notify the Collateral Agent and the Significant Holders and promptly upon the request of the Collateral Agent or the Required Holders: (a) execute and deliver to the Collateral Agent, for the benefit of the Banks and the Note Holders, a new pledge agreement or such amendments or supplements to the relevant Pledge Agreement as the Agent or the Required Holders shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Banks and the Note Holders, a Lien on the capital stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (b) deliver to the Collateral Agent the certificates representing such capital stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiaries, as the case may be, (c) cause such new Subsidiaries (I) to become a party to the Subsidiaries Guarantee, the Subsidiaries Security Agreement and the Collateral Agency and Intercreditor Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Collateral Agent, and (II) to take all actions necessary or advisable to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected in accordance with all applicable legal requirements, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent and (d) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (a), (b) and (c) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

         (iv) With respect to any Person that, subsequent to the Closing Date, becomes a foreign Subsidiary, the Company shall promptly notify the Collateral Agent and promptly upon the request of the Note Holders: (a) execute and deliver to the Collateral Agent a new pledge agreement or such amendments or supplements to the relevant Pledge Agreement as the Collateral Agent or the Required Holders shall reasonably deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Banks and the Note Holders, a Lien on the capital stock of such Subsidiary which is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the capital stock of any such Subsidiary be so pledged if the Collateral Agent reasonably determines that pledge of more than 65% would have adverse tax consequences), (b) deliver to the Collateral Agent any certificates representing such capital stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such foreign subsidiary as may be necessary or advisable to perfect such Lien on such capital stock and (c) if requested by the Collateral Agent or the Required Holders, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (a) and (b) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and the Required Holders.

         5N. AMENDMENT TO FINANCIAL COVENANTS. By January 1, 1997 (the "AMENDMENT DATE"), the Company and the Required Holders shall commence negotiations in good faith, based on the Company's business plan for 1997, in order to enter into an amendment to this Agreement for the purpose of continuing the financial covenants contained in paragraph 6A(i) of this Agreement through the maturity date of the Notes. If after thirty days after the Amendment Date, the Company and the Required Holders have not agreed on appropriate levels for such financial covenants through such maturity date, the Required Holders in their reasonable judgment shall set such levels and the Company and the Required Holders shall execute an amendment to this Agreement on the 31st day after the Amendment Date for the purposes of including the levels with respect to such financial covenants set by the Required Holders as part of this Agreement for the period through the maturity date of the Notes.

         During the ten Business Day period after any mandatory prepayment in excess of $15,000,000 is made pursuant to paragraph 4D of this Agreement, the Company and the Required Holders shall negotiate in good faith in order to enter into an amendment to this Agreement for the purpose of resetting the financial covenants contained in paragraphs 6A and 6Q herein. If after ten Business Days of such mandatory prepayment, the Company and the Required Holders have not agreed on appropriate levels for such financial covenants, the Required Holders in their reasonable judgment shall set such levels and the Company and the Required Holders shall execute an amendment to this Agreement on the eleventh Business Day after the Amendment Date for the purposes of including the levels with respect to such financial covenants. The Company and the Required Holders shall execute such amendment for the purposes of incorporating such levels, as set by the Required Holders, into this Agreement.


         6.   NEGATIVE COVENANTS.

         Until all obligation under this Agreement, the Senior Notes, any YMA Notes and all Secured Obligations have been paid in full:

         6A.  FINANCIAL CONDITION COVENANTS.

              (i) Maintenance of EBITDA. The Company will not permit EBITDA of the Company and its Subsidiaries, measured on a cumulative basis for any test period set forth below, as at the last day of such test period, to be less than the amount set forth opposite such test period below:

              Quarter                                             Amount
              -------                                             ------

         January 1, 1996 - March 31, 1996                       $ 1,640,000
         January 1, 1996 - June 30, 1996                        $ 7,800,000
         January 1, 1996 - September 30, 1996                   $19,150,000
         January 1, 1996 - December 31, 1996                    $27,300,000


              (ii) Maintenance of EBITDA Ratio. The Company will not permit, in the aggregate for the Company and its Subsidiaries, the ratio of (i)
         EBITDA plus Consolidated Lease Expense to (ii) Consolidated Fixed
         Charges, measured on a cumulative basis for any test period set forth below, as at the last day of such test period to be less than the ratio set forth below opposite such test period:

              Quarter                                             Ratio
              -------                                             -----

         January 1, 1996 - March 31, 1996                         .97:1
         January 1, 1996 - June 30, 1996                         1.89:1
         January 1, 1996 - September 30, 1996                    2.91:1
         January 1, 1996 - December 31, 1996                     3.09:1
         and thereafter on a rolling four-quarter basis

              (iii) Maintenance of Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time during any period set forth below to be less than the amount set forth opposite such period below:

              Quarter                                             Amount
              -------                                             ------

         Fourth Quarter 1995                                    $38,000,000
         First Quarter 1996                                     $35,400,000
         Second Quarter 1996                                    $36,000,000
         Third Quarter 1996                                     $39,700,000
         Fourth Quarter 1996 and thereafter                     $41,600,000

         6B. LIMITATION ON COVENANT DEBT. The Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Covenant Debt, except:

              (i) Covenant Debt of the Company under this Agreement;

              (ii) Covenant Debt of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

              (iii) Covenant Debt of the Company and any of its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Capitalized Lease Obligation or otherwise) in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $3,000,000 at any time outstanding;

              (iv) Covenant Debt outstanding on the date hereof and listed on Annex 2 hereof (and any extensions, renewals or refinancing of such Covenant Debt without any increase in the principal amount thereof);

              (v) Covenant Debt of a Person which becomes a Subsidiary after the date hereof, provided that (a) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (b) immediately after giving effect to the acquisition of such Person by the Company or a Subsidiary no Default or Event of Default shall have occurred and be continuing;

              (vi) the incurrence of any other Covenant Debt with the prior written consent of the Required Holders, provided that the Net Cash Proceeds thereof are applied to the mandatory prepayment of the Loans in accordance with paragraph 4D hereof; and

              (vii) Covenant Debt of any foreign Subsidiary to the Company or to any domestic Subsidiary not otherwise permitted in the foregoing clauses (i) through (vi) in an aggregate amount not in excess of $2,000,000 at any time outstanding.

         6C. LIMITATION ON GUARANTY OBLIGATIONS. The Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Guaranty obligation except:

              (i) Guaranty obligations in existence on the date hereof and listed on Annex 2 to this Agreement;

              (ii) the Subsidiaries Guarantee; and

              (iii) guarantees made in the ordinary course of business by the Company or any of its Subsidiaries of Covenant Debt permitted by this Agreement of the Company or any such Subsidiary, as the case may be.

         6D. LIENS. The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C of this Agreement), except:

              (i) Liens in existence on the Closing Date and described on Annex 2 to this Agreement;

              (ii) Liens for taxes, assessments or other governmental charges not yet due or that are being actively contested in good faith by appropriate proceedings;

              (iii) Liens incurred or deposits made in the ordinary course of business (other than Liens arising under any provision of ERISA),

                    (a) in connection with workers' compensation, unemployment insurance, social security and other like laws,

                    (b) to secure the performance of letters of credit, bids,
               tenders, sales contracts, surety and performance bonds (of a type other than set forth in clause (iv) of this paragraph 6D) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of loans or advances or the payment of the deferred purchase price of Property, and

                    (c) in respect of leases, statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons,

               provided in each case that

                        (1) the obligations secured by such Liens shall not be
                    due and payable or, if due and payable, shall be actively contested in good faith by appropriate proceedings,

                        (2) such obligations shall not have arisen in connection
                    with the borrowing of money, the obtaining of loans or advances or the payment of the deferred purchase price of Property, and

                        (3) such Liens shall not in the aggregate materially
                    detract from the value of the Property encumbered thereby or materially interfere with the use of such Property in the ordinary conduct of the owning Person's business or with the operation of such Person's business;

               (iv) Liens, arising in connection with court proceedings,

                    (a) consisting of or relating to attachments, remedies and judgments, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and provided further that the aggregate amount so secured, together with the aggregate amount secured pursuant to clause (iv)(b) of this paragraph 6D, shall not exceed Five Hundred Thousand Dollars ($500,000), and

                    (b) securing appeal bonds and supersedeas bonds, and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose, provided that the aggregate amount so secured, together with the aggregate amount secured pursuant to clause (iv)(a) of this paragraph 6D shall not at any time exceed Five Hundred Thousand Dollars ($500,000);

              (v) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

              (vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the owning Person's business or with the operation of such Person's business;

              (vii) any Lien existing on any Property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any Property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon Property at the time of acquisition or construction by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price or construction cost thereof (including, without limitation, Liens created in connection with Capitalized Lease Obligations), provided that

                    (a) such Property is not or shall not thereby become
               encumbered in an amount in excess of the lesser of the cost thereof or the Fair Market Value thereof at the time such corporation becomes a Subsidiary or at the time of such acquisition or the completion of such construction, as the case may be (as determined in good faith by the Board of Directors of the Company or of the acquiring or constructing Person),

                    (b) any such Lien shall not encumber any other Property of the Company or any Person which is a Subsidiary (after such Person shall become and so long as it shall remain a Subsidiary), and

                    (c) no Event of Default or Default (including, without
               limitation, any Event of Default arising out of a breach of paragraph 6C of this Agreement) shall have occurred and be continuing at the time such corporation becomes a Subsidiary or at the time of such acquisition or the completion of such construction, as the case may be;

              (viii) any Lien permitted by either of clauses (i) or (vii) of this paragraph 6D securing Debt that is being renewed or extended, provided that

                    (a) the principal amount of such Debt is not increased in
               excess of the amount thereof outstanding at the time of such renewal or extension;

                    (b) the Weighted Average Life to Maturity of such Debt is
               not reduced;

                    (c) such Lien is not extended to any other Property not
               theretofore encumbered thereby; and

                    (d) no Event of Default or Default shall have occurred and be continuing at the time of such renewal or extension;

              (ix) bankers' Liens or rights of setoff against deposits (but only to the extent that such deposits are not prohibited by paragraph 6L of this Agreement) held in banks or other financial institutions; or

              (x) any Lien not otherwise permitted by this paragraph 6D securing obligations not incurred in connection with the borrowing of money, the obtaining of loans or advances or the payment of the deferred purchase price of Property so long as (a) such Liens shall be discharged within thirty (30) days after the incurrence thereof and (b) the aggregate amount of the obligations so secured shall not at any time exceed 2% of Consolidated Tangible Net Worth; or

              (xi) any Lien granted to the Collateral Agent on behalf of the Banks and the Note Holders pursuant to the Security and Financing Documents.

         6E. DISPOSITION OF DEBT AND STOCK OF SUBSIDIARIES. Except with respect to the capital stock of Cerion, the Company will not, nor will it permit any Subsidiary to, sell, assign, pledge or otherwise dispose of any Debt of, or any shares of stock of or other equity interests in (or any warrants, rights or options to acquire, or other Securities exchangeable for or convertible into, such stock or equity interests) (such stock, equity interests, warrants, rights, options and other Securities herein called "SUBSIDIARY STOCK"), any Subsidiary, nor will it permit any Subsidiary to issue or sell its own Subsidiary Stock, except:

              (i) to the Company or any Subsidiary; and

              (ii) for directors' qualifying shares.

         6F. DISPOSITION OF ASSETS. The Company will not, nor will it permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "TRANSFERS"), except:

              (i) Transfers of inventory in the ordinary course of business;

              (ii) Transfers relating to the collection of accounts receivables in the ordinary course of business as conducted by the Company on the date hereof;

              (iii) Transfers to the Company;

              (iv) Transfers from a Subsidiary to another Subsidiary;

              (v) Transfers that (a) constitute dispositions of cash or cash equivalents not prohibited by this Agreement, (b) constitute Investments that are Permitted Investments or (c) constitute the liquidation of any Permitted Investment;

              (vi) Transfers relating to the sale or other disposition of obsolete or worn out or no longer useful property in the ordinary course of business; provided that the Net Cash Proceeds of each such transaction are used to acquire like replacement property within nine
         (9) months;

              (vii) Transfers relating to the sale or other disposition by the Company or any of its Subsidiaries of any assets (except for the sale of inventory or obsolete, worn out or not longer useful assets in the ordinary course of business and except as otherwise permitted by this Agreement) in an amount not to exceed $500,000 on an individual basis and $1,000,000 on a cumulative basis over the term of the Notes and

              (viii) the sale of any other assets or property with the prior written consent of the Required Holders, provided that Net Cash Proceeds are applied to the mandatory prepayment of the Notes in accordance with paragraph 4D.

         6G. MERGER/CONSOLIDATION. The Company will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that:

              (i) a Subsidiary (other than Cerion) may be merged into or consolidated with the Company if the Company shall be the continuing or surviving corporation;

              (ii) a Subsidiary (other than Cerion) may be merged into or consolidated with any other Subsidiary; and

              (iii) any other corporation may be merged into or consolidated with the Company or any Subsidiary if the Company or such Subsidiary shall be the continuing or surviving corporation (and, in the case of a merger into or consolidation with the Subsidiary, such Subsidiary shall, immediately after giving effect to such transaction, remain a Subsidiary);

if, in each case, immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default or Default exists or would exist under any provision of this Agreement.

         6H. RESTRICTED INVESTMENTS. Except for certain existing investments as set forth on Annex 2 hereof, the Company will not, nor will it permit any Subsidiary to, purchase or make investments in, purchase stock or Securities of, or make loans or advances to, or make other investments in, any other Person (including investments in or loans or advances to any corporation proposed to be acquired in a stock transaction or created as a Subsidiary) (all of the foregoing referred to as "INVESTMENTS", and all of the below-listed Investments referred to as "PERMITTED INVESTMENTS") except:

              (i) Investments in or to the Company or Subsidiaries and Investments in or to companies that simultaneously with such Investments become Subsidiaries;

              (ii) Investments received by the Company or the Subsidiaries (including any trade credit) from customers or others in settlement of obligations created in the ordinary course of business;

              (iii) Investments in

                    (a) commercial paper issued by any Person organized under
               the laws of the United States or any state thereof and rated "P-1" or higher by Moody's Investors Service, Inc. or "A-1" or higher by Standard & Poor's Corporation;

                    (b) certificates of deposit issued by any bank (1) organized under the laws of the United States or any state thereof, (2) the deposits of which are insured by the Federal Deposit Insurance Corporation and (3) having combined capital and surplus aggregating in excess of Five Hundred Million Dollars ($500,000,000); and

                    (c) marketable direct obligations of, or obligations
               unconditionally guaranteed by, the United States government or any agency thereof;

         provided, in each case, that such Investments are payable in the United States in United States dollars and mature within one (1) year from the date of issuance thereof;

              (iv) Investments by Foreign Subsidiaries in certificates of deposit (a) issued by any bank (1) not organized under the laws of the United States or any state thereof and (2) having combined capital and surplus aggregating in excess of the equivalent of Five Hundred Million United States Dollars (US$500,000,000) and (b) that mature within one
         (1) year from the date of issuance thereof;

              (v) Investments consisting of travel advances, employee relocation loans, and other employee loans and advances for the payment of expenses incurred in the ordinary course of business;

              (vi) Investments in operating deposit accounts maintained in the ordinary course of business for operating fund purposes and in any account subject to a Lock-Box Agreement or Agency Agreement (as such terms are defined in the Collateral Agency and Intercreditor Agreement);

              (vii) Investments under Hedge Agreements which are permitted under paragraph 6X hereof; and

              (viii) Investments not otherwise permitted by the provisions of this paragraph 6H if, on the date of the making of any such Investment, and after giving effect thereto,

                    (a) the aggregate cost of all Investments outstanding on
               such date made pursuant to this paragraph 6H(viii), minus

                    (b) the net return of capital received by the Company and
               the Subsidiaries on or prior to such date from all Investments made pursuant to this paragraph 6H(viii) during the period commencing on the Closing Date and ending on such date,

         would not exceed 5% of Consolidated Tangible Net Worth determined as of the end of the fiscal quarter of the Company most recently ended as of such date.

         6I.  SUBSIDIARIES.  The Company will not:

              (i) have any consolidated subsidiaries that are not Subsidiaries;
         or

              (ii) permit any Subsidiary to enter into or be a party or otherwise subject to any contract, agreement, charter document or other corporate document that imposes any restriction on such Subsidiary's ability to pay dividends.

         6J. DISCOUNT OF RECEIVABLES. The Company will not, nor will it permit any Subsidiary to, discount (except for de minimis, discounts for early payment made in the ordinary course of business), pledge, sell with recourse or otherwise sell for less than the face value thereof any of its notes receivable or accounts receivable, except in the ordinary course of business consistent with the Company's business practices on the date hereof in connection with the collection thereof.

         6K. LETTERS OF CREDIT, SURETY CONTRACTS, ETC. The Company will not, nor will it permit any Subsidiary to, become or remain liable, directly or indirectly, as account party, guarantor or other surety with respect to any letter of credit, surety contract or like instrument, except:

              (i) for purposes of acquiring inventory in the ordinary course of business;

              (ii) in connection with letters of credit issued for insurance purposes pursuant to the Credit Agreement, provided that the aggregate reimbursement obligations of the Company and the Subsidiaries in respect thereof do not at any time exceed $5,000,000 less the stated amount of any letters of credit issued under clause (iii) below; and

              (iii) letters of credit in an aggregate stated amount not to exceed $250,000 issued under the Credit Agreement for purposes other than insurance.

provided, in each case, that such obligations are not incurred in connection with the borrowing of money, the obtaining of loans or advances or the payment of the deferred purchase price of Property.

         6L. BANK INVESTMENTS AND DEPOSIT ACCOUNTS. The Company will not, nor will it permit any Subsidiary to, or make any written or oral commitment, directly or indirectly, to, make any Investment in, or maintain any deposit or other accounts with, any bank or financial institution to which the Company or any Subsidiary owes Debt unless such bank or financial institution is a party to the Collateral Agency and Intercreditor Agreement; provided that the Company and the Subsidiaries may maintain such deposit or other accounts with any such bank or financial institution so long as the aggregate amount on deposit with all such banks and financial institutions does not exceed One Million Dollars ($1,000,000) for any period or more than five

(5) consecutive Business Days; provided, further, that this paragraph 6K shall not apply to operating deposit accounts maintained in the ordinary course of business for operating fund purposes.

         6M. PRIVATE OFFERING. The Company will not, nor will it permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to or solicit any offer to acquire any of the same from, any Person so as to require registration of the Notes under
Section 5 of the Securities Act.

         6N. GENERAL RELEASE. Each of the Company and its Subsidiaries, on behalf of itself and its predecessors, successors and assigns, together with its past, present and future officers, directors, agents, representatives, partners, joint venturers, affiliates and the successors and assigns of any and all of them, in connection with this Agreement, and for good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby forever release and discharge the Note Holders and their officers, directors, employees, agents, representatives, successors and assigns (the "NOTE HOLDER RELEASEE"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against the Note Holder Releasee, or any of them, it ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising from or relating to the Original Note Agreement (or related documents) or the transactions contemplated thereby from the beginning of the world to the Closing Date, whether known or unknown, asserted or unasserted (the "RELEASED OBLIGOR CLAIMS"), and hereby further irrevocably agrees not to commence or join any suit, action or proceeding, at law or equity, in respect of the Released Obligor Claims

         6O. LIMITATION ON LEASES.   The Company will not, and will not permit
any Subsidiary to, allow Consolidated Lease Expense for any fiscal year of the Company to exceed $3,000,000.

         6P. LIMITATION ON DIVIDENDS. The Company will not, and will not permit any Subsidiary to, declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, except (i) any Subsidiary of the Company may pay cash dividends to the Company and any Subsidiary of the Company may be paid cash dividends by any of its Subsidiaries and (ii) repurchase of stock from employees or former employees in an aggregate amount not to exceed $50,000 per year.

         6Q. LIMITATION ON CAPITAL EXPENDITURES. The Company will not, and will not permit any Subsidiary to, make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any of the fiscal years of the Company set forth below, the amount set forth opposite such fiscal year below:

                  Fiscal Year                         Amount
                  -----------                         ------

                  1995                             $17,200,000
                  1996                             $17,000,000
                  1997                             $17,000,000

provided, that up to 100% of any such amount if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.

         6R. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. The Company will not, and will not permit any Subsidiary to (a) make any optional payment or prepayment on or redemption or purchase of any Debt (other than the Notes and other than any Revolving Credit Loans under the Credit Agreement and Debt with a principal amount outstanding not in excess of $3,000,000) or (b) amend, modify or change, or consent or agree to any material amendment, modification or change to any of the terms of any instrument relating to or evidencing any such Debt (other than the Loans) in excess of $3,000,000.

         6S. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Company's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, the foregoing shall not prohibit (i) transactions between the Company and its Subsidiaries or among the Company's Subsidiaries, (ii) Permitted Investments and payments permitted by paragraph 6P, (iii) employment agreements, severance arrangements, employee incentive arrangements and stock incentive arrangements entered into in the ordinary course of business and (iv) intercompany arrangements approved by the Required Holders between the Company and Cerion described in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 21, 1996 and summarized on Annex 2 hereto, for the registration of common stock of Cerion.

         6T. LIMITATION ON SALES AND LEASEBACKS. The Company will not, and will not permit any Subsidiary to enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

         6U. LIMITATION ON CHANGES IN FISCAL YEAR. The Company will not permit the fiscal year of the Company to end on a day other than December 31.

         6V. LIMITATION ON NEGATIVE PLEDGE CLAUSES. The Company will not, and will not permit any Subsidiary to, enter into with any Person any agreement, other than (a) this Agreement, (b) the organizational documents of the Company and its Subsidiaries, (c) the Credit Agreement, (d) any industrial revenue bonds, purchase money debt instruments or Capitalized Lease Obligations permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), and (e) the overdraft facility of Nashua Photo Limited with Midland Bank not in excess of 2,000,000 pounds sterling, or any refinancing or replacement thereof not in excess of such amount, provided that any prohibition or limitation shall be effective only against the assets of Nashua Photo Limited, which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         6W. LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Subsidiary to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and any business substantially related thereto.

         6X. HEDGE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, enter into any Hedge Agreement other than spot and forward foreign exchange contracts (not to exceed six months in duration) in an aggregate notional principal amount for all such contracts (including contracts existing on the date hereof) not to exceed $4,000,000 and only in the following currencies: Belgian Francs, Canadian Dollars, British Pounds and Dutch Gilders.


         7.   EVENTS OF DEFAULT.

         7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

              (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement; or

              (ii) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the date due;

              (iii) any representation or warranty made by the Company in this Agreement, the Security and Financing Documents or in any writing furnished in connection with or pursuant to this Agreement or the Security and Financing Documents, shall have been false in any material respect as of the date made; or

              (iv) the Company fails to perform or observe any agreement contained in paragraph 5A(xiii), paragraph 5C or paragraph 6 of this Agreement, Section 5 of the Pledge Agreements, Section 5 of the Borrower Security Agreement or Section 4 of the Subsidiaries Security Agreement; or

              (v) (a) the Company fails to perform or observe any other agreement, term or condition contained in this Agreement or the Collateral Agency and Intercreditor Agreement or (b) the Collateral Agent or any of the Banks fail to perform or observe any agreement, term or condition in any material respect contained in the Collateral Agency and Intercreditor Agreement, and such failure shall not be remedied within thirty (30) days after any officer of the Company obtains actual knowledge or notice thereof; or

              (vi) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any

         Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, the Company or any Subsidiary defaults in the payment of any Guaranty beyond any period of grace with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to be repurchased by the Company or any Subsidiary; provided, however, that the aggregate principal amount of all obligations as to which such a payment default, or as to which such a failure or other event causing or permitting acceleration or repurchase, shall occur and be continuing exceeds $250,000; or

              (vii) the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

              (viii) any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

              (ix) the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any Substantial Part of the Property of the company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

              (x) any petition or application referred to in subparagraph (ix) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

              (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

              (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary that requires the divestiture of assets representing a Substantial Part, or the divestiture of the stock of a Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and the Subsidiaries (determined in accordance with GAAP) or that requires the divestiture of assets, or stock of a Subsidiary, that shall have contributed a Substantial Part of Consolidated Net Income for any of the three (3) fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

              (xiii) a final judgment in an amount in excess of Five Hundred Thousand Dollars ($500,000) is rendered against the Company or any Subsidiary and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged;

              (xiv) (a) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any commonly controlled entity, (c) a reportable event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any single employer plan, which reportable event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (d) any single employer plan shall terminate for purposes of Title IV of ERISA, (e) the Company or any commonly controlled entity shall, or in the reasonable opinion of the Required Holders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (f) any other event or condition shall occur or exist with respect to a Pension Plan; and in each case in clauses (a) through (f) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries; or

              (xv) any of the Security and Financing Documents shall cease, for any reason, to be in full force and effect, or the Company or any other party to any of the Security and Financing Documents shall so assert or
         (ii) the Lien created by any of the Security and Financing Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

              (xvi) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 25% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors; "CONTINUING DIRECTORS" shall mean the directors of the Company on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors;


then:

                    (a) if such event is an Event of Default specified in clause
               (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon; and

                    (b) if such event is any other Event of Default, the
               Required Holders may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon;

and, with respect to clauses (a) and (b), together with the Yield-Maintenance Amount, if any, with respect to each Senior Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holders of such Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences as to all Notes if:

              (i) the Company shall have paid all overdue interest on the Notes, the principal of, and Yield-Maintenance Amount, if any, payable with respect to any Senior Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount, in the case of Senior Notes, at the rate specified in the Notes,

              (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

              (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived, and

              (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A, or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. In the event an Event of Default shall have occurred and be continuing, the holder or holders of Notes shall have the right to engage an independent financial consultant selected by such holder or holders, at the Company's expense, to assist in the analysis regarding the performance and operations of the Company and its Subsidiaries. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise.


         8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.

         The Company represents, covenants and warrants as follows:

         8A. ORGANIZATION, ETC. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and each of the Company and the Subsidiaries has the corporate power to own its respective Property and to carry on its respective business as now being conducted. There are no subsidiaries of the Company that are not Subsidiaries. The Company has the corporate power to authorize, execute, deliver and perform its obligations under this Agreement and the Notes and to deliver the Notes on the terms and conditions set forth herein. No consent or authorization of, filing with (other than U.C. filings and United States Patent and Trademark Office filings and United States Copyright Office filings required under the Security and Financing Documents), notice to or other act by or in respect of, any Governmental Authority or any other Person is required for the validity or enforceability of this Agreement other than those of which have already been obtained or made and are in full force and effect. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company, a consolidated balance sheet of the Company and the Subsidiaries as at December 31 in each of the years 1994 to 1995, inclusive, and consolidated statements of income and cash flows of the Company and the Subsidiaries for each such year all certified by Price Waterhouse. Such financial statements (including any related schedules and notes) are true and correct in all material respects and have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and the Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and the Subsidiaries as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations of the Company and the Subsidiaries for the periods indicated. During the period from December 31, 1995 to and including the Closing Date, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and the Subsidiaries taken as a whole. Since December 31, 1995 there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and during the period from December 31, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the capital stock of the Company nor has any of the capital stock of the Company in a material amount been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries.

         8C. NO LEGAL BAR. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate any material contractual obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such material contractual obligation (other than pursuant to the Security and Financing Documents).

         8D. NO DEFAULT. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its material contractual obligations in any respect which could reasonably be expected to have a material adverse effect on the business, conditions or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole. No Default or Event of Default has occurred and is continuing.

         8E. ACTIONS PENDING. Except as may be set forth in Annex 2 to this Agreement, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any Properties or rights of the Company or any of the Subsidiaries, by or before any court, arbitrator or administrative or governmental body that might result in any material adverse change in the business, condition or operations of the Company and the Subsidiaries taken as a whole.

         8F. OUTSTANDING DEBT. Neither the Company nor any of the Subsidiaries has outstanding any Debt except as permitted by paragraphs 6B or 6C of this Agreement.

         8G.  TITLE TO PROPERTIES; PATENTS AND COPYRIGHTS.

              (i) TITLE TO PROPERTIES. Except as may be set forth on Annex 2 of this Agreement, each of the Company and each of the Subsidiaries has good and indefeasible title to its respective real Properties (other than Properties that it leases) and good title to all of its other respective Properties, including the Properties reflected in the balance sheet as at December 31, 1995 referred to in paragraph B of this Agreement (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6D of this Agreement. All leases necessary in any material respect for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect.

              (ii) PATENTS AND COPYRIGHTS. Except as may be set forth on Annex 2 of this Agreement, each of the Company and the Subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto necessary for the present and presently planned future conduct of its business, without any known conflict with the rights of others, except where such conflicts, in the aggregate, would not have a material adverse effect on the business, prospects, Properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations set forth in this Agreement and the Notes.

         8H. TAXES. Except as may be set forth in Annex 2 to this Agreement, each of the Company and the Subsidiaries has filed all federal, state and other income tax returns that, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; no tax Lien has been filed, and, to the knowledge of the Company and its Subsidiaries, no claim is being asserted, with respect to any such tax, fee or other charge.

         8I.  CONFLICTING AGREEMENTS AND OTHER MATTERS.

              (i) RESTRICTIVE AGREEMENTS. Neither the Company nor any of the Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects its business, Property or financial condition.

              (ii) CONFLICTING AGREEMENTS. Neither the execution nor delivery of this Agreement or the Notes, nor the issuance and exchange of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or except as contemplated by the Security and Financing Documents, result in the creation of any Lien upon any of the Properties of the Company or any of the Subsidiaries pursuant to, the charter or bylaws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is a party or to which any of their respective Properties is subject.

              (iii) LIMITATIONS ON DEBT. Neither the Company nor any of the Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating to this Agreement or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes and the Credit Agreement except as may be set forth in the agreements listed in Annex 2 attached to this Agreement.

         8J. OFFERING OF NOTES. The Company has not, directly or indirectly, offered the Notes or any similar Security of the Company for sale to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect to this Agreement with, any Person other than you, and the Company has not taken and will not take any action that would subject the issuance and exchange of the Notes to the provisions of Section 5 of the Securities Act or to the registration or qualification provisions of any securities or "blue sky" law of any applicable jurisdiction. The Company has not, directly or indirectly, employed or retained any Person (other than officers and employees of the Company in the course of their employment) as its agent or representative or otherwise on its behalf in connection with the offering or solicitation of offers to purchase the Notes or any similar security of the Company. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

         8K. REGULATION G, ETC. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Original Senior Notes were used for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

         8L. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Pension Plan by the Company or any of the Subsidiaries that is or would be materially adverse to the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan that is or would be materially adverse to the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and delivery of the Notes will not involve any transaction that is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the IRC. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9 of this Agreement as to the source of the funds used to pay the purchase price of the Original Senior Notes purchased by you.

         8M.  ENVIRONMENTAL COMPLIANCE.

              (i) COMPLIANCE. Each of the Company and the Subsidiaries has been, since its incorporation, complying with, and, on the Closing Date will be in compliance with, all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business except any violations of any such Environmental Protection Law which would not have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              (ii) LIABILITY. Neither the Company nor any of the Subsidiaries is subject to any liability under any Environmental Protection Laws that, in the aggregate, would have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              (iii) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Protection Laws with regard to any of the Properties or its business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to have a materially adverse effect on the business, profits, Properties or conditions (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

              (iv) Hazardous Substances have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Protection Law, nor disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Protection Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a materially adverse effect on the business, profits, Properties or conditions (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

              (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Protection Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or its business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Protection Law with respect to the Properties or its business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to have a materially adverse effect on the business, profits, Properties or conditions (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

              (vi) There has been no release or threat of release of Hazardous Substances at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with its business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Protection Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a materially adverse effect on the business, profits, Properties or conditions (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         8N. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the issuance, delivery or exchange of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and state "blue sky" authorities) in connection with the execution and delivery of this Agreement, the issuance, delivery or exchange of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement or of the Notes.

         8O. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and such documents, certificates and statements not misleading. There is no fact peculiar to the Company or any of the Subsidiaries that materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, Property or financial condition of the Company and the Subsidiaries, taken as a whole, and that has not been set forth in this Agreement or in the other documents, certificates, reports and statements furnished to you by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby.

         8P.  CERTAIN LAWS.

              (i) INVESTMENT COMPANY ACT. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (ii) ABSENCE OF FOREIGN OR ENEMY STATUS. The Company is not an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act, as amended. The Company is not in violation of, and neither the issue, delivery and exchange of the Notes by the Company as contemplated by this Agreement will violate, the Trading with the Enemy Act, as amended or any executive orders, proclamations or regulations issued or promulgated pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R. Chapter V).

              (iii) HOLDING COMPANY STATUS. The Company is not a "holding company" or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


         9.   REPRESENTATIONS OF THE PURCHASER.

         You represent, and in making the delivery of the Senior Notes and any YMA Notes to you it is specifically understood and agreed, that you are not acquiring such Notes under this Agreement with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act; provided that the disposition of your Property shall at all times be and remain within your control. You also represent that no part of the funds that were used by you to pay the purchase price of the Original Senior Notes purchased by you on the Original Closing Date constitutes assets allocated to any separate account maintained by you. For the purpose of this paragraph 9, the term "separate account" has the meaning specified in Section 3 of ERISA.


         10.  DEFINITIONS.

         The following terms shall have the meanings specified with respect to this Agreement below:

         10A. YIELD-MAINTENANCE TERMS.

              "CALLED PRINCIPAL" shall mean, with respect to any Senior Note, the principal of such Note that is to be prepaid pursuant to paragraphs 4A, 4B, 4D or 4E of this Agreement (any partial prepayment for purposes of calculating Yield-Maintenance Amount being applied to all Senior Notes at the time outstanding in proportion to the respective aggregate principal amounts of the Senior Notes then outstanding and being applied ratably in satisfaction of each of the Original Scheduled Payments) or is declared to be immediately due and payable pursuant to paragraph 7A of this Agreement, as the context requires.

              "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Senior Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates (assuming scheduled due dates for the Original Scheduled Payments) to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

              "ORIGINAL MATURITY DATE" shall mean March 20, 2001.

              "ORIGINAL SCHEDULED PAYMENTS" shall mean the original scheduled principal payments required under the Original Note Agreement (including the Original Maturity Date).

              "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Senior Note, the yield to maturity implied by either
         (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, plus 0.50% in either case. Such implied yield shall be determined, if necessary, by
         (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

              "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Senior Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing

                    (i)  such Called Principal into

                    (ii) the sum of the products obtained by multiplying

                         (a) each Remaining Scheduled Payment of such Called
                    Principal (but not of interest thereon) by

                         (b) the number of years (calculated to the nearest
                    one-twelfth (1/12) year) that will elapse between the Settlement Date with respect to such Called Principal and the Remaining Scheduled Payments.

              "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Senior Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal assuming (i) no payment of such Called Principal were made prior to its scheduled due date (ii) such scheduled due dates were based on the Original Scheduled Payments, and (iii) such interest was calculated at a notional rate per annum of 9.67%.

              "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Senior Note, the date on which such Called Principal is to be prepaid pursuant to paragraphs 4A, 4B, 4D or 4E of this Agreement or is declared to be immediately due and payable pursuant to paragraph 7A of this Agreement, as the context requires.

              "YIELD MAINTENANCE AMOUNT" shall mean, with respect to any Senior Note or payment of the principal thereof hereunder, an additional amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of

                    (i) such Called Principal plus

                    (ii) interest accrued thereon subsequent to the most recent scheduled interest payment date to and including the Settlement Date with respect to such Called Principal.

         The Yield-Maintenance Amount shall in no event be less than zero (0).

         10B.  OTHER TERMS.

         "ACCELERATION EVENT" has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

         "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; without limiting the foregoing, a Person shall be deemed to have such power with respect to another Person if such Person beneficially owns or holds ten percent (10%) or more of any class of the voting securities of such other Person or if ten percent (10%) or more of the voting securities (or in the case of a Person that is not a corporation, ten percent (10%) or more of the equity interest) of such Person is beneficially owned or held by such other Person.

         "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT" has the meaning assigned to such term in the Credit Agreement.

         "AGENT"  means Chemical Bank, as agent under the Credit Agreement.

         "ALLOCABLE NOTE HOLDER PORTION" has the meaning assigned to such term in the last sentence of paragraph 4D of this Agreement.

         "ANNUAL DISPOSITION MEASUREMENT PERIOD" has the meaning assigned to such term in paragraph 6F of this Agreement.

         "ASSET DISPOSITION DATE" has the meaning assigned to such term in paragraph 6F of this Agreement.

         "AVAILABLE COMMITMENTS" has the meaning assigned to such term in the Credit Agreement.

         "BANKRUPTCY EVENT" has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

         "BANKRUPTCY LAW" has the meaning specified in clause (viii) of paragraph 7A of this Agreement.

         "BANKS" means the banks party to the Credit Agreement.

         "BOARD OF DIRECTORS" means, at any time, the board of directors of the Company or a Subsidiary, as the case may be, or any committee of such board of directors that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "CAPITALIZED LEASE OBLIGATIONS" means all rental obligations that, under GAAP, are or will be required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "CERION" means Cerion Technologies, Inc.

         "CERION NOTE" means the $10,000,000 promissory note dated March 1, 1996 issued by Cerion and payable to the Company, as the same may be amended, supplemented or otherwise modified from time to time.

         "CLOSING DATE" has the meaning assigned to such term in paragraph 2 of this Agreement.

         "COLLATERAL AGENT" means Chemical Bank, as collateral agent under the Collateral Agency and Intercreditor Agreement.

         "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of April 5, 1996, by and among Chemical Bank, as Collateral Agent, The Prudential Insurance Company of America, as Note Holder, the Banks party thereto and the Company and its Subsidiaries attached hereto as Exhibit C.

         "COMPANY" has the meaning assigned to such term in the introductory sentence of this Agreement.

         "CONSOLIDATED CURRENT ASSETS" means, at any date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries at such date.

         "CONSOLIDATED CURRENT LIABILITIES" means, at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

         "CONSOLIDATED FIXED CHARGES" means, for any period the sum, without duplication, of: (i) Consolidated Interest Expense; (ii) required scheduled amortization of Covenant Debt (excluding any mandatory prepayments), determined on a consolidated basis in accordance with GAAP, for the period involved and discount or premium (other than Yield-Maintenance Amount) payable during such period relating to any such Covenant Debt for any period involved, whether expensed or capitalized; and (iii) Consolidated Lease Expense, in each case of the Company and its Subsidiaries.

         "CONSOLIDATED INTANGIBLES" means, at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names, goodwill.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on the consolidated income statement of the Company and its Subsidiaries for such period.

         "CONSOLIDATED LEASE EXPENSE" means for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Subsidiaries for such period determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, at a particular date, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date (computed without regard to cumulative translation adjustments relating to foreign currencies after December 31, 1995).

         "CONSOLIDATED OPERATING WORKING CAPITAL" means, as of the date of determination, Consolidated Current Assets of the Company and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP (other than cash and cash equivalents and current tax assets), minus Consolidated Current Liabilities of the Company and its Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP (other than Covenant Debt and income taxes payable).

         "CONSOLIDATED TANGIBLE NET WORTH" means, at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

         "COVENANT DEBT" means, of any Person at any date, Debt of such Person excluding (i) Guaranties of such Person and (ii) all reimbursement obligations of such Person in respect of letters of credit.

         "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of April 5, 1996, among the Company, certain banks party thereto and Chemical Bank, as agent for such banks, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein and therein.

         "DEBT" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capitalized Lease Obligations, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (for the purposes of this clause (e), the amount of any such Debt shall be equal to the lower of the amount of liability in respect thereof or the fair market value of the property subject to the Lien in respect thereof), (f) all Guaranties of such Person, and (g) all reimbursement obligations in respect of letters of credit.

         "EBITDA" of any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of such Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense,
(e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations or restructuring of operations, (g) any extraordinary, unusual or non-recurring gains or credits,
(h) any gain or loss associated with the sale of assets, (i) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting); and (j) expenses in connection with the Company's restructuring on or prior to the date hereof of its material Covenant Debt.

         "ENVIRONMENTAL PROTECTION LAW" means any federal, foreign, state, provincial, county, regional or local law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

              "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

              "GOVERNMENTAL AUTHORITY" means the government of the United States of America or any foreign government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government;

              "HAZARDOUS SUBSTANCES" has the meaning assigned to such term in 42 U.S.C. Section 9601(14), as amended from time to time;

              "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

              "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any corporation or trade or business that

              (i) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company or

              (ii) is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

         "EVENT OF DEFAULT" means any of the events specified in paragraph 7A of this Agreement, provided, that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" means any of such events, whether or not any such requirement has been satisfied.

         "EXCESS CASH FLOW" of the Company and its Subsidiaries for any fiscal period, means an amount equal to the excess of (a) the sum of (i) Consolidated Net Income for such fiscal period, (ii) depreciation and amortization expense, and all other non-cash charges which were deducted in determining Consolidated Net Income, (iii) any decrease in Consolidated Operating Working Capital during such period (computed by comparing Consolidated Operating Working Capital on the first day of such period with Consolidated Operating Working Capital on the last day of such period), (iv) any losses during such fiscal period in respect of the sale or other disposition of any asset which were subtracted in determining Consolidated Net Income, (v) all income taxes deducted in determining Consolidated Net Income during such period over (b) the sum of (i) capital expenditures during such fiscal period, but only to the extent permitted pursuant to paragraph 6Q of this Agreement, (ii) any gains during such fiscal period in respect of the sale or other disposition of any asset which were added in determining Consolidated Net Income, (iii) all income taxes actually paid in cash during such fiscal period, plus (iv) all other non-cash credits which were added in determining Consolidated Net Income, plus (v) all scheduled mandatory payments of principal of the Term Loans pursuant to subsection 2.5(b) of the Credit Agreement during such fiscal period, all optional prepayments of principal of the Term Loans during such fiscal period, all optional prepayments of principal of the Revolving Credit Loans (as such term is defined in the Credit Agreement) pursuant to subsection 2.7 of the Credit Agreement during such fiscal period (provided that there is a corresponding simultaneous permanent reduction of the Revolving Credit Commitments) (as such term is defined in the Credit Agreement) and all scheduled mandatory or optional payments of principal and premium on the Notes during such fiscal period, plus (vi) all payments of principal of other Debt (other than in respect of the Loans and the Notes) during such period, provided there is a simultaneous permanent reduction of the lending commitment, if any, in respect of such Debt, plus (vii) any increase in Consolidated Operating Working Capital during such period (computed by comparing Consolidated Operating Working Capital on the first day of such period with Consolidated Working Capital on the last day of such period), in each case of the Company and its Subsidiaries. Excess Cash Flow shall exclude in any event any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Company or any Subsidiary by the entity accounted for by the equity method of accounting).

         "FAIR MARKET VALUE" means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is not incorporated or organized in the United States of America or any state thereof.

         "GAAP" means, at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States of America on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expenses, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined.

         "GUARANTY" means, with respect to any Person,

              (i) any contract by such Person providing for the making of loans, advances or capital contributions to any Specially Restricted Person, or for the purchase of any Property from any Specially Restricted Person, in each case in order to enable such Specially Restricted Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

              (ii) any contract by such Person for the purchase of materials, supplies or other Property or services from any Specially Restricted Person if such contract (or any related document or agreement) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered;

              (iii) any contract by such Person to rent or lease (as lessee) any Property from any Specially Restricted Person if such contract (or any related document or agreement) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of any Specially Restricted Person;

              (iv) any contract by such Person for the sale or use of materials, supplies or other Property, or the rendering of services, to or by any Specially Restricted Person if such contract (or any related document or agreement) requires that payment by such Specially Restricted Person for such materials, supplies or other Property, or the use thereof, or payment by such Specially Restricted Person for such services, shall be subordinated to any indebtedness of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services;

              (v) Contingent Severance Pay Obligations of such Person; or

              (vi) any guarantee (or other contract that, in economic effect, is substantially equivalent to a guarantee) or endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business) by such Person, whether direct or indirect, of or in connection with the Debt, other obligations (other than performance obligations unrelated to indebtedness), stock or dividends of any other Person;

in each case, regardless of whether the indebtedness or other obligations that are the subject of any such guaranty or other contract are required, under GAAP, to be shown on a balance sheet of such Person as a liability. For purposes of computing the amount of any obligation specified in the foregoing clauses (i) through (vi), inclusive, it shall be assumed that the indebtedness or other obligations that are the subject of any such guarantee or other contract are direct obligations of the obligor on such guarantee or other contract (but not in an amount in excess of the maximum liability of such obligor) and, therefore, are of the nature and type of, and bear interest at the rate applicable to, such indebtedness or other obligations. Notwithstanding anything else in this definition to the contrary, "GUARANTIES" shall not at any time include Contingent Severance Pay Obligations except to the extent, if any, that the aggregate amount of Contingent Severance Pay Obligations of the Company and the Subsidiaries at such time, determined on a consolidated basis, exceeds the lesser of (A) Twenty Million Dollars ($20,000,000) or (B) fifteen percent (15%) of Consolidated Tangible Net Worth. As used in this definition:

              "SPECIALLY RESTRICTED PERSON" means (i) NCPC at any time at which it is not a Wholly-Owned Subsidiary and (ii) any Affiliate; and

              "CONTINGENT SEVERANCE PAY OBLIGATIONS" means, with respect to any Person, obligations of such Person to employees of such Person, payable by such Person upon or in connection with the termination of the employment arrangements with such employees (but not including (i) any such obligations to the extent that funds designated for the payment thereof have been irrevocably deposited in trust or (ii) any pension obligations).

         "HEDGE AGREEMENT(S)" has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

         "HOLDBACK AMOUNT" means, with respect to any mandatory prepayment relating to any asset sale or equity issuance or other sale described in paragraph 4D hereof with Net Cash Proceeds in excess of $15,000,000 and at any time before the Revolving Credit Commitments (as such term is defined in the Credit Agreement) of all lenders under the Credit Agreement have been permanently reduced to an amount less than or equal to $10,000,000, an amount equal to the excess, if any, of (i) $3,000,000 over (ii) the aggregate amount of Revolving Credit Loans (as such term is defined in the Credit Agreement) of all lenders under the Credit Agreement outstanding on the date of such mandatory prepayment in excess of $5,000,000.

         "INVESTMENT" has the meaning assigned to such term in paragraph 6H of this Agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

         "LIEN" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing).

         "LOANS"  has the meaning assigned to such term in the Credit Agreement.

         "MAJORITY LENDERS" has the meaning assigned to such term in the Credit Agreement.

         "MAJOR LINE OF BUSINESS" means each of the photofinishing, commercial products group, and precision technologies businesses of the Company and the Subsidiaries and any other line of business of similar importance to the consolidated financial condition and results of operations of the Company and the Subsidiaries in which the Company or any Subsidiary may be engaged at any time after the date hereof.

         "MARGIN STOCK" has the meaning assigned to such term in paragraph 8I of this Agreement.

         "MATERIAL QUALIFICATION" has the meaning assigned to such term in paragraph 5A(ii) of this Agreement.

         "MULTIEMPLOYER PLAN" means any "multiemployer plan" (as such term is defined in ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in ERISA).

         "NET CASH PROCEEDS"  means, in connection with:

                  (a) any asset sale, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien permitted hereunder on any asset which is the subject of such asset sale (other than any

         Lien in favor of the Collateral Agent) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

                  (b) any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "NOTE HOLDERS" means any holder or beneficial owner of Notes entitled to the benefits of this Agreement.

         "NOTES" has the meaning assigned to such term in the introductory sentence of this Agreement.

         "OPERATING PROFIT" means, for any period, Consolidated Net Income for such period plus the net amount deducted in the determination thereof for (i) federal, state and local income taxes, (ii) depreciation, (iii) amortization and
(iv) interest expense.

         "OPERATING PROFIT CONTRIBUTION" means, as determined on any Asset Disposition Date in respect of any Property being Transferred, the greatest amount (expressed as a percentage, as provided below) of Operating Profit fairly attributed to such Property during any one (1) of the three (3) fiscal years of the Company immediately preceding such Asset Disposition Date, expressed as a percentage of total Operating Profit during such fiscal year.

         "ORIGINAL CLOSING DATE" has the meaning assigned to such term in the introductory sentence of this Agreement.

         "ORIGINAL SENIOR NOTES" has the meaning assigned to such term in the introductory sentence of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, and its successors and assigns.

         "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

As used in this definition:

                  "MULTIPLE EMPLOYER PENSION PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA) other than an ERISA Affiliate or the Company, contribute.

         "PERMITTED INVESTMENT" has the meaning assigned to such term in paragraph 6H of this Agreement.

         "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or a government or political subdivision or agency or instrumentality thereof.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible. Any reference in this Agreement to "asset" shall be construed as a reference to "PROPERTY", as defined in this definition.

         "PURCHASER SCHEDULE" has the meaning assigned to such term in paragraph 2 of this Agreement.

         "REQUIRED HOLDERS" means, at any time, the holder or holders of greater than fifty percent (50%) of the aggregate principal amount of the Notes outstanding at such time.

         "RESPONSIBLE OFFICER" means each of the Chairman of the Board of Directors, the President, any Vice President and the Treasurer of the Company.

         "REVOLVING CREDIT LOANS" has the meaning assigned to such term in the Credit Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY" has the meaning specified in Section 2(1) of the Securities Act.

         "SECURED OBLIGATIONS" has the meaning assigned to such term in the Collateral Agency and Intercreditor Agreement.

         "SECURITY AND FINANCING DOCUMENTS" means:

                  (i)      the Collateral Agency and Intercreditor Agreement;

                  (ii)     the Credit Agreement,

                  (iii) the Borrower Security Agreement, dated as of April 5, 1996, made by the Company in favor of the Collateral Agent for the benefit of the Banks and the Note Holders;

                  (iv) the Subsidiaries Security Agreement, dated as of April 5, 1996, made by each of the domestic Subsidiaries of the Company in favor of the Collateral Agent for the benefit of the Banks and the Note Holders;

                  (v) the Subsidiaries Guarantee, dated as of April 5, 1996, made by each of the domestic Subsidiaries of the Company and certain foreign Subsidiaries of the Company in favor of the Collateral Agent for the benefit of the Banks and the Note Holders;

                  (vi) the Subsidiaries Pledge Agreements, each dated as of April 5, 1996, made by Nashua Photo Inc., Cerion Holdings Inc., Nashua Photo European Investments, Inc. and Nashua Photo International Investments, Inc. in favor of the Collateral Agent;

                  (vii) the Foreign Pledge Agreements, each dated as of April 5, 1996, made by certain of the foreign Subsidiaries of the Company in favor of the Collateral Agent;

                  (viii) the Lockbox Agreements, each dated as of April 5, 1996, among the Company, the Subsidiaries of the Company identified in such agreement, the lockbox banks specified therein, and the Collateral Agent; and

                  (ix) the Agency Agreements, each dated as of April 5, 1996 among the Company, the Subsidiaries named therein, the depository banks party thereto and Chemical Bank, as Collateral Agent.

         "SHARED PROCEEDS" has the meaning assigned to such term in paragraph 4D of this Agreement.

         "SIGNIFICANT HOLDER" means

                  (i)      you, so long as you shall hold any Note, or

                  (ii) any other holder of at least five percent (5%) of the aggregate principal amount of the Notes from time to time outstanding.

         "SIGNIFICANT SUBSIDIARY" means, at any time, collectively, Subsidiaries owning tangible assets having an aggregate value equal to or greater than one percent (1%) of Consolidated Tangible Net Worth.

         "SUBSIDIARY" means any corporation one hundred percent (100%) of the capital stock of every class of which (other than directors' qualifying shares) shall, at the time as of which any determination is being made, be owned by the Company either directly or through other Subsidiaries.

         "SUBSIDIARY STOCK" has the meaning assigned to such term in paragraph 6E of this Agreement.

         "SUBSTANTIAL PART" means, when used with respect to assets at any time, more than ten percent (10%) of consolidated assets of the Company and the Subsidiaries at such time, and, when used with respect to Consolidated Net Income in respect of any period, more than ten percent (10%) of Consolidated Net Income for such period.

         "TERM LOAN" has the meaning assigned to such term in the Credit Agreement.

         "TRANSFER" has the meaning assigned to such term in paragraph 6F of this Agreement.

         "TRANSFEREE" means any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, at any time, with respect to the principal amount of any indebtedness, the number of years obtained by dividing the then Remaining Dollar-Years of such principal amount of indebtedness by the then outstanding principal amount of such indebtedness. "REMAINING DOLLAR-YEARS" means, at any time, with respect to the principal amount of any indebtedness, the result obtained by

              (i)   multiplying

                    (a) an amount equal to each of the then remaining required principal payments (including repayment of principal at final maturity) payable in respect of such principal amount of indebtedness, unpaid immediately prior to such time, by

                    (b) the number of years (calculated to the nearest
               one-twelfth) that will elapse between such time and the date each such required principal payment is due, and

              (ii) calculating the sum of each of the products obtained in the preceding subclause (i).

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary described in clause (i) of the definition of Subsidiary.

         "YMA NOTE" has the meaning assigned to such term in paragraph 4J of this Agreement.

         11.  MISCELLANEOUS.

         11A. NOTE PAYMENTS. The Company agrees that, so long as you shall hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached to this Agreement, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision in this Agreement or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached to this Agreement) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee that shall have made the same agreement as you have made in this paragraph 11A.

         11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated on the Closing Date, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including

              (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, amendment of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted,

              (ii) all costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Security and Financing Documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Note Holders,

              (iii) to pay, indemnify, and hold each Note Holder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, exercise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and

              (iv) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

         11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action prohibited in this Agreement, or omit to perform any act required in this Agreement to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest of any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used in this Agreement and in the Notes, the term "THIS AGREEMENT" and references to this Agreement mean this Agreement as it may from time to time be amended or supplemented.

         11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.

         (i) FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Notes are issuable as registered notes without coupons in denominations of at least One Million Dollars ($1,000,000), except as may be necessary to reflect any principal amount not evenly divisible by One Million Dollars ($1,000,000). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes that the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

         (ii) LOST NOTES. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter of this Agreement.

         11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties to this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement (including, without limitation, any Transferee) whether so expressed or not.

         11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to:

              (i) such holder's directors, officers, employees, agents and professional consultants,

              (ii) any other holder of any Note,

              (iii) any Person to which such holder offers to sell such Note or any part thereof so long as such Person shall agree to be bound by the provisions of this paragraph 11H,

              (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note so long as such Person shall agree to be bound by the provisions of this paragraph 11H,

              (v) any federal or state regulatory authority having jurisdiction over such holder,

              (vi) the National Association of Insurance Commissioners or any similar organization, or

              (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

                    (a) in compliance with any law, rule, regulation or order
               applicable to such holder,

                    (b) in response to any subpoena or other legal process,

                    (c) in connection with any litigation to which such holder is a party, or

                    (d) in order to protect such holder's investment in such
               Note.

         11I. NOTICES. All written communications provided for under this Agreement shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and

               (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached to this Agreement, or at such other address as you shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note that shall have so specified an address to the Company, and

              (iii) if to the Company, addressed to it at 44 Franklin Street, Nashua, New Hampshire 03061, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any notice hereunder shall be deemed to have been given on the third (3rd) day after having been deposited in the mail (postage prepaid), on the next Business Day if sent by nationwide overnight delivery service, and when delivered to the addressee if delivered by any other means.

         11J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11L. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         11M. INDEMNIFICATION. The Company shall indemnify, pay and hold harmless each holder of Notes and their respective directors, offices, employees and agents, against any and all other liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Security and Financing Documents; provided, that the Company shall have no obligation hereunder to any Note Holder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Note Holder. The agreements in this paragraph shall survive repayment of all obligations under this Agreement and all other amounts payable hereunder.

         11N. NO NOVATION. The parties hereto have entered into this Agreement and the Security and Financing Documents solely to amend, restate and restructure the terms of, and obligations owing under and in connection with, the Original Note Agreement. The parties do not intend this Agreement or the Security and Financing Documents nor the transactions contemplated hereby or thereby to be, and this Agreement and the Security and Financing Documents and the transactions contemplated hereby or thereby shall not be, construed to be a novation of any of the obligations owing by the Company under or in connection with the Original Senior Notes.

         11O. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         [Remainder of page intentionally blank.  Next page is signature page.]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        NASHUA CORPORATION


                                        By /s/ Daniel M. Junius
                                           -----------------------------------
                                           Name: Daniel M. Junius
                                           Title:   Chief Financial Officer

The foregoing Agreement is hereby
accepted as of the date first above
written.

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA


By /s/ Richard T. Greenwood
  --------------------------------
  Name: Richard T. Greenwood
  Title:  Vice President